UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2011
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

4949 Hedgcoxe Road, Suite 200	75024
Plano, Texas	(Zip Code)
(Address of principal executive offices)
(972) 987-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Diodes Incorporated (the “Company”) with the Securities and Exchange Commission on June 1, 2011 (the “Original Filing”) relating to the voting results of the Company’s 2011 annual meeting of stockholders held on May 26, 2011. The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently the Company will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original Filing.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Company’s 2011 annual meeting of stockholders, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of the future stockholder advisory votes on the compensation of the Company’s named executive officers. As reported in the Original Filing, the frequency receiving the greatest number of votes was one year.
In light of the voting result, the Company’s Board of Directors has approved the Company holding the stockholder advisory vote on the compensation of the Company’s named executive officers every year in connection with the Company’s annual meeting of stockholders until the next vote on the frequency of the advisory vote on executive compensation. The Company is required to hold a vote on the frequency of the advisory vote on executive compensation every six years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2011	DIODES INCORPORATED
	By	/s/ Richard D. White
Richard D. White,
Chief Financial Officer